As filed with the Securities and Exchange Commission on May 18, 2009

Registration No. 333-134939

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM S-8 POS

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Covenant Transportation Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	88-0320154
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

400 Birmingham Highway
Chattanooga, Tennessee	37419
(Address of Principal Executive Offices)	(Zip Code)

Covenant Transportation Group, Inc.
Amended and Restated 2006 Omnibus Incentive Plan
(Full title of the plan)

David R. Parker
Chairman, President, and Chief Executive Officer
Covenant Transportation Group, Inc.
400 Birmingham Highway
Chattanooga, Tennessee 37419
(Name and address of agent for service)

(423) 821-1212
(Telephone number, including area code, of agent for service)
_________________________________________

Copy to:
Heidi Hornung-Scherr
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Suite 200
Lincoln, Nebraska 68508
(402) 435-3223

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "accelerated filer," "large accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-Accelerated filer (do not check if a smaller reporting company)	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Class A common stock, $0.01 par value per share	700,000	$2.52	$1,764,000	$98.43

(1)
Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low prices per share of the Class A common stock of Covenant Transportation Group, Inc. as reported on the NASDAQ Global Select Market on May 14, 2009.

In addition to the shares of Class A common stock set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there are also being registered an indeterminate number of additional shares of Class A common stock as may become issuable pursuant to the anti-dilution adjustment provisions of the Covenant Transportation Group, Inc. Amended and Restated 2006 Omnibus Incentive Plan.

TABLE OF CONTENTS

DESCRIPTION
EXPLANATORY NOTE
PART I
PART II
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5 OPINION OF SCUDDER LAW FIRM, P.C., L.L.O.
EX-23.1 CONSENT OF SCUDDER LAW FIRM, P.C., L.L.O. (included in EX-5)
EX-23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EX-24 POWER OF ATTORNEY

EXPLANATORY NOTE

Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), previously registered 1,000,000 shares of its Class A common stock, $0.01 par value per share ("Common Stock"), available for grant of awards under the Company's 2006 Omnibus Incentive Plan (the "Incentive Plan").  The registration of such shares of Common Stock was filed on a Form S-8 Registration Statement filed with the Securities and Exchange Commission ("SEC") on June 12, 2006 (File Number 333-134939), in accordance with the Securities Act of 1933, as amended (the "Securities Act").

On March 31, 2009, the Compensation Committee of the Board of Directors of the Company approved an amendment to the Incentive Plan (the "Incentive Plan Amendment"), to, among other things, (i) provide that the maximum aggregate number of shares of Common Stock available for the grant of awards under the Incentive Plan from and after the effective date of the Incentive Plan Amendment shall not exceed 700,000, and (ii) limit the shares of Common Stock that shall be available for issuance or reissuance under the Incentive Plan from and after the effective date of the Incentive Plan Amendment to the additional 700,000 shares reserved, plus any expirations, forfeitures, cancellations, or certain other terminations of such shares. The Incentive Plan Amendment was forwarded for stockholder approval, and on May 5, 2009, at the Company's 2009 Annual Meeting, the Company's stockholders approved the adoption of the Incentive Plan Amendment.

This Post-effective Amendment No. 1 to the Initial Registration Statement on Form S-8 is being filed to register the additional 700,000 shares of Common Stock available for grant pursuant to the Incentive Plan Amendment.

Pursuant to General Instruction E of Form S-8, the contents of the Form S-8 Registration Statement filed with the SEC on June 12, 2006 (File Number 333-134939) and all periodic and current reports filed by the Company since such date are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Not applicable.

Item 2.  Registrant Information and Employee Plan Annual Information.

Not applicable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Not applicable.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Not applicable

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which information is incorporated herein by reference.

Item 9.  Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on May 18, 2009.

COVENANT TRANSPORTATION GROUP, INC.

By:	/s/ David R. Parker
David R. Parker
Chairman, President and Chief Executive Officer

David R. Parker, William T. Alt, Robert E. Bosworth, Niel B. Nielson, and Bradley A. Moline each previously filed a power of attorney with the Securities and Exchange Commission on Form S-8 Registration Statement (File Number 333-134939) on June 12, 2006.  Richard B. Cribbs has executed a power of attorney, which is being filed with the Securities and Exchange Commission herewith.

Pursuant to the requirements of the Securities Act, this Post-effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature, Name, and Title	Date

/s/ David R. Parker	May 18, 2009
David R. Parker Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Richard B. Cribbs	May 18, 2009
Richard B. Cribbs Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ William T. Alt	May 14, 2009
William T. Alt Director

/s/ Robert E. Bosworth	May 15, 2009
Robert E. Bosworth Director

/s/ Niel B. Nielson	May 13, 2009
Niel B. Nielson Director

/s/ Bradley A. Moline	May 13, 2009
Bradley A. Moline Director

EXHIBIT INDEX

Exhibit Number	Description

4.1
Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K filed with the SEC on May 29, 2007 (File Number 0-24960))

4.2
Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 17, 2008 (File Number 0-24960))

5*	Opinion of Scudder Law Firm, P.C., L.L.O.
23.1*	Consent of Scudder Law Firm, P.C., L.L.O. (included in Exhibit 5)
23.2*	Consent of Independent Registered Public Accounting Firm - KPMG LLP
24*	Power of Attorney
99.1
Covenant Transportation Group, Inc. Amended and Restated 2006 Omnibus Incentive Plan (Incorporated herein by reference to Appendix A to the Company's Definitive Proxy Statement filed with the SEC on April 10, 2009 in connection with the 2009 Annual Meeting of Stockholders (File Number 0-24960))

* Filed herewith